Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-162912 and No. 333-149625) of Graphic Packaging Holding Company of our reports dated February 23, 2010 with respect to the consolidated financial statements and schedule of Graphic Packaging Holding Company, and the effectiveness of internal control over financial reporting of Graphic Packaging Holding Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
/s/ ERNST & YOUNG LLP
Atlanta, Georgia
February 23, 2010
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-162912 and No. 333-149625) of Graphic Packaging Holding Company (formerly known as Graphic Packaging Corporation) of our report dated February 28, 2008, except as to the reporting segment revision as described in Note 18 “Business Segment and Geographic Area Information” to which the date is March 4, 2009, relating to the consolidated financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K, as amended by this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP
Atlanta, Georgia
June 11, 2010